Exhibit 10.28

SFX Entertainment, Inc.

430 Park Avenue, 6th Floor

New York, New York 10022

SUBSCRIPTION AGREEMENT

Insight Venture Partners V, L.P.

Insight Venture Partners V (Employee Co-Investors), L.P.

Insight Venture Partners (Cayman) V, L.P.

680 Fifth Avenue, 8th Floor

New York, NY 10019

Dear Sirs:

SFX Entertainment, Inc., a Delaware corporation (the “Company”), is hereby privately offering (this “Offering”) one million (1,000,000) shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”) at a price per share of ten dollars ($10.00), for an aggregate purchase price of $10,000,000.00 (the “Purchase Price”), to the undersigned, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D under the Securities Act.

1.                                      Subscription. Subject to the terms and conditions of this subscription agreement (“Subscription Agreement”), at the closing of the transactions contemplated hereby (the “Closing”) the undersigned (“Purchasers”) shall purchase from the Company, and the Company shall sell and issue to each Purchaser free and clear of all Liens, the number of Shares set forth across from such Purchaser’s name on Annex I under the column labeled “Shares”.  At the Closing, (i) each Purchaser shall fulfill its subscription by paying its portion of the Purchase Price set forth across from such Purchaser’s name on Annex I under the column labeled “Purchase Price” by wire transfer in immediately available funds to an account designated by the Company as consideration for the issuance by the Company of the applicable portion of the Shares and (ii) the Company shall deliver to each Purchaser a stock certificate duly executed by the Company representing the number of Shares purchased by such Purchaser hereunder.  The Closing shall occur simultaneously with the execution of this Subscription Agreement by the parties hereto and may be effected by the email or facsimile exchange of signature pages and other closing deliverables (or at such other time or place, or in such other manner, as the parties shall agree).

2.                                      Representations and Warranties of Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with, the Company as of the date such Purchaser executes this Subscription Agreement, as follows:

(a)                                 (i)                                     Such Purchaser has received and has read and fully understands this Subscription Agreement.

(ii)                                  Such Purchaser acknowledges and understands that an investment in the Company will involve substantial risks.  Such Purchaser or its advisor(s) has had a reasonable opportunity to ask questions of and receive answers from a Person or Persons acting on behalf of the Company concerning the Company and the Offering and all such questions have been answered to the full satisfaction of such Purchaser.

(iii)                               No oral or written representations have been made other than as stated in this Subscription Agreement.

(iv)                              Such Purchaser has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the Offering, to evaluate the merits and risks of an investment in the Shares and to make an informed decision with respect thereto; such Purchaser acknowledges that there is a significant risk of loss of all or a portion of such Purchaser’s investment in the Shares.

(v)                                 Such Purchaser is not subscribing for the Shares pursuant to a general solicitation or general advertisement by the Company.

(vi)                              The Shares are “restricted securities” as defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or any state securities laws.  The Shares are highly illiquid.  Until the Registration Statement (as hereinafter defined) is declared effective, the Shares will not be registered under the Securities Act or any state securities laws and, thus, will not be freely tradable or eligible for resale, unless an exemption from the registration requirements of the Securities Act, including Rule 144, is available.  No Purchaser will be able to rely on Rule 144 to sell the Shares unless the sale complies with the conditions of that rule, including satisfaction of such Purchaser’s holding period.  An active public market for the Company’s Common Stock may not develop or be sustained. In addition, the number of unrestricted shares of the Company in the public float may represent only a small percentage of the shares of Common Stock outstanding.

(b)                                 Such Purchaser is an “accredited investor” within the meaning of Rule 501(d), as promulgated under the Securities Act because (i) such Purchaser is an organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000, or (ii) because such Purchaser is an entity in which all of the equity owners are accredited investors.

(c)                                  Such Purchaser’s overall commitment to investments which are not readily marketable is not excessive in relation to its net worth.

(d)                                 (A)  Such Purchaser has all requisite power and authority to execute and deliver this Subscription Agreement, (B) the execution and delivery by such Purchaser of this Subscription Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary action of such Purchaser, (C) this Subscription Agreement has been duly and validly executed and delivered by such Purchaser and constitutes legal, valid and binding obligations of such Purchaser, and (D) this Subscription Agreement is enforceable against each Purchaser in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and the relief of debtors.

(e)                                  Such Purchaser acknowledges:

(i)                                     Such Purchaser consents to the placement of the following legend on any certificate or other document evidencing its portion of the Shares:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN SOLD IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

(ii)                                  The representations, warranties, and agreements of such Purchaser contained herein shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares; and

(iii)                               Except as set forth in this paragraph, following the Closing, the Purchasers may transfer any portion of the Shares at any time and from time to time without restriction.  In connection with any transfer or attempted transfer of Shares pursuant to an exemption from the registration requirements of the Act, the Company shall be permitted to require in its sole discretion an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from registration, provided, that any Purchaser may transfer all or any portion of its respective portion of the Shares to its affiliates without restriction.

3.                                      Representations and Warranties of the Company.  The Company hereby represents and warrants to, and agrees with, each Purchaser as of the date the Company executes this Subscription Agreement, as follows; provided that, except for the representations and warranties contained in Section 3(t), none of the following representations and warranties shall be deemed to apply to BEATPORT, LLC, its Subsidiaries (collectively, “Beatport”), or their respective businesses:

(a)                                 Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as currently conducted and to use the properties owned and used by it.

(b)                                 Authority.  The Company has all requisite power and authority to execute, deliver and perform this Subscription Agreement and to carry out and consummate the transactions contemplated hereby. The execution, delivery and performance of this Subscription Agreement by the Company has been duly authorized by all requisite corporate action, and this Subscription Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors’ rights and the relief of debtors.

(c)                                  Non-Contravention.  The execution, delivery and performance of this Subscription Agreement by the Company does not and will not violate, conflict with, result in any breach of, result in the creation of any lien, security interest, charge or encumbrance (“Liens”) upon any of the properties, assets or outstanding shares of the Company or constitute a default under, any provision of law, any rule or regulation of any governmental authority, any judgment, decree or order of any court binding on the Company, or any of the unwaived terms, conditions or provisions under its Certificate of Incorporation or Bylaws or any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound or affected.

(d)                                 Issuance. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens except pursuant to federal and state security laws.  Neither the Company nor anyone acting on behalf of the Company has engaged in any general advertising or solicitation in contravention of the Securities Act for the offer and sale of the Shares.  Assuming the accuracy of Purchasers’ representations contained in this Subscription Agreement, the offer, sale, issuance and delivery of the Shares are exempt from registration under the Securities Act and all action required to be taken prior to the offer or sale of the Shares has been taken under applicable state securities laws.

(e)                                  Capitalization.  Schedule 3(e) sets forth: (a) all capital stock or other Equity Interests (as hereinafter defined) of the Company (both before and after giving effect to the transactions contemplated hereby); and (b) the ownership of all issued and outstanding capital stock or other Equity Interests of the Company (both before and after giving effect to the transactions contemplated hereby).  All such Equity Interests (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) have not been issued in violation of any preemptive rights or similar rights of any holder of Equity Interests of the Company, except any such right that has been validly waived as of the date of this Subscription Agreement. No other Equity Interests of the Company are issued or outstanding as of the date of this Subscription Agreement.  Other than as set forth on Schedule 3(e), there are no outstanding obligations of the Company, actual or contingent, to issue, transfer, sell or deliver or to repurchase, redeem or otherwise acquire any Equity Interests.  All outstanding shares of Common Stock have the same rights under the By-Laws and Certificate of Incorporation of the Company.  The only class of Equity Interests outstanding is Common Stock.

(f)                                   Compliance with Laws.

(i)                                     The Company and its Subsidiaries is in compliance, in all material respects, with all laws, ordinances, and rules and regulations of governmental authorities applicable to or affecting it, its properties or its business, and the Company has not received notice, or to the Company’s knowledge, any oral communications, of any claimed or actual violation or default with respect to any of the foregoing which would reasonably be expected to have a material adverse effect on the Company. No investigation or review is pending or, to the Company’s knowledge, threatened, by any governmental authority with respect to any material violation by the Company or any of its Subsidiaries of any law or material obligation on the part of the Company or any of its Subsidiaries to take remedial action in respect thereof.

(ii)                                  The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company  or any of its Subsidiaries or with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor, to the knowledge of the Company, any of its current officers, has on behalf of the Company or in connection with its business: (a) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; or (b) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(g)                                  Subsidiaries. The Subsidiaries of the Company, their jurisdiction of formation or incorporation, and their ownership structure are set forth on Schedule 3(g). Each of the Company’s Subsidiaries is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation, has all requisite power and authority necessary to own its properties and to carry on its businesses as now conducted.  Except as set forth in Schedule 3(g), all of the equity interests of each of the Company’s Subsidiaries is owned by the Company free and clear of all Liens.

(h)                                 Taxes.  Except as set forth on Schedule 3(h):

(i)                                     Each of the Company and its Subsidiaries has timely filed all income Tax Returns and all other material Tax Returns required to be filed by or with respect to such entities and all such Tax Returns have been completed in material compliance with all applicable Laws.  All material Taxes owed by each of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full.

(ii)                                  There are no Liens relating or attributable to Taxes encumbering (and no Taxing Authority has threatened in writing to encumber) the assets of any of the Company or its Subsidiaries, except for statutory Liens for current Taxes not yet due and payable, or Liens for Taxes being contested in good faith in appropriate proceedings.

(iii)                               There are no: (a) pending written claims by any governmental authority with respect to Taxes relating or attributable to any of the Company or its Subsidiaries; or (b) deficiencies for any Tax, claim for additional Taxes, or other dispute or claim relating or attributable to any Tax liability of any of the Company or its Subsidiaries claimed, issued or raised in writing by any Taxing Authority.

(iv)                              None of the Company or any of its Subsidiaries have waived any statute of limitations for the period of assessment or collection of Taxes, or agreed to or requested any extension of time for the period with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(v)                                 None of the Company or its Subsidiaries (i) is a party to, is bound by, or has any obligation under, any Tax Sharing Agreement, or (ii) has any potential liability or obligation (for Taxes or otherwise) to any Person as a result of, or pursuant to, any such Tax Sharing Agreement.

(vi)                              None of the Company or its Subsidiaries has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), other than with respect to the Company or any of its Subsidiaries, as a transferee, successor or as a result of similar liability, operation of law, by contract (including any Tax Sharing Agreement) or otherwise.  None of the Company or its Subsidiaries has been included in any “consolidated”, “unitary”, “combined” or similar income Tax Return provided for under the United States or any non-U.S. jurisdiction or any state other than Tax Returns filed with respect to a group of which the Company is the common parent.

(vii)                           None of the Company or its Subsidiaries has entered into any transaction identified as a “listed transaction,” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2).

(viii)                        No written claim has been made by a Taxing Authority in a jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns and pay Taxes that the Company or such Subsidiary is or may be subject to any Tax Return filing requirements or taxation by that jurisdiction.

(i)                                     Company Registration Statement.  The Company has provided Purchasers a true and complete copy of the most recent registration statement on Form S-1 of the Company which will be submitted to the SEC, and the Company will provide Purchasers all other documents submitted to, filed or furnished to the SEC by the Company in connection with a potential IPO (collectively, the “Company Registration Statement”).  The Company Registration Statement has complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder applicable to the Company Registration Statement, and the financial statements of the Company included in the Company Registration Statement comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments).  The Company Registration Statement, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were submitted (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), did not contain any untrue statement of a material fact nor omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date hereof and as of the date of the Closing, the Company is not aware of any facts that would reasonably be expected to cause it to be ineligible to have the Company Registration Statement declared effective by the SEC.

(j)                                    Litigation.  Except as set forth on Schedule 3(j), there are no, and within the past three (3) years there have been no, material actions, proceedings or litigation pending or, to the Company’s knowledge, threatened, against the Company or its Subsidiaries, at law or in equity, or before or by any governmental authority, and neither the Company nor its Subsidiaries, is subject to, nor in the past three (3) years the Company or its Subsidiaries, been subject to, any material outstanding judgment, order or decree of any court or other governmental authority.

(k)                                 Undisclosed Liabilities.  Except as set forth on Schedule 3(k), neither the Company nor its Subsidiaries have any material obligation or liability, which are of a nature  required to be disclosed in a balance sheet prepared in accordance with GAAP other than: (i) liabilities set forth on, or expressly reserved against, the most recently audited balance sheet of such Company or Subsidiary, as applicable; and (ii) liabilities and obligations which have arisen after the date of the most recently audited balance sheet of such Company or Subsidiary, as applicable, in the ordinary course of business consistent with past practice and which are not material in amount.

(l)                                     Brokers.  The Company is not obligated to pay and does not have any liability with respect to any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated hereby for which the Company would become liable or otherwise obligated.

(m)                             Absence of Certain Developments.  Since January 1, 2013, there has not been any material adverse effect with respect to the Company or any of its  Subsidiaries, and no event has occurred and no circumstances exist that would reasonably be expected to result in a material adverse effect with respect to the Company or any of its Subsidiaries.

(n)                                 Properties.  Neither the Company nor any of its Subsidiaries owns any real property.

(o)                                 Contracts and Commitments.  Each material contract of the Company and its Subsidiaries is a valid and binding obligation of the Company or its Subsidiaries (as applicable); neither the Company nor its Subsidiaries is in material default under any such contract; and to the Company’s knowledge, the other party to each such contract is not in material default thereunder.

(p)                                 Intellectual Property.

(i)                                     Except as set forth on Schedule 3(p)(i), to the Company’s knowledge, all applicable registrations for the Company’s and its Subsidiaries’ intellectual property are valid and enforceable.

(ii)                                  The Company or its Subsidiaries owns, or has the right to use pursuant to a valid and binding written agreement, all intellectual property and computer software used in or  necessary for the operation of its respective businesses as presently conducted (“Company Intellectual Property”), and all material Company Intellectual Property which the Company uses pursuant to a valid and binding written agreement that is assignable in connection with the transactions contemplated hereby will, immediately subsequent to the date of the Closing, continue to be used by the Company or its Subsidiaries on terms which are identical to those which the Company or its Subsidiaries, immediately prior to the date of the Closing, has the right to use such item.  The Company Intellectual Property is sufficient for the Company to carry on the business of the Company and its Subsidiaries as currently conducted.  The Company Intellectual Property includes all material intellectual property and computer software used or held for use in connection with the operation of the Company’s or its Subsidiaries’ respective businesses as currently conducted, and, to the Company’s knowledge, there are no other material items of intellectual property or computer software that are used in or necessary for the operation of such businesses as currently conducted or for the continued operation of such businesses as currently conducted.

(iii)                               To the Company’s knowledge, the Company and its Subsidiaries, the operation of their respective businesses, and the Company Intellectual Property do not infringe, misappropriate or otherwise violate any intellectual property of any third parties. Except as set forth on Schedule 3(p)(iii), (A) neither the Company nor its Subsidiaries is a party to any proceeding before any governmental authority alleging that the Company or its Subsidiaries the operation of their respective businesses, or the Company Intellectual Property is currently infringing, misappropriating or otherwise violating any intellectual property of any third party, (B) neither the Company nor its Subsidiaries has received written notice from any Person alleging that the Company or its Subsidiaries, their respective businesses or the Company Intellectual Property infringe, misappropriate or otherwise violate any intellectual property of any third party, (C) there is no claim against the Company or its Subsidiaries currently pending or, to the Company’s knowledge, threatened, with respect to the alleged infringement, misappropriation or other violation by the Company or its Subsidiaries of the intellectual property of any third party, (D) no proceeding before any governmental authority or claim by the Company or its Subsidiaries is currently pending against a third party with respect to the alleged infringement, misappropriation or other violation of any Company  Intellectual Property that is owned solely and exclusively by the Company and/or its Subsidiaries (“Company Owned Intellectual Property”) and (E) to the Company’s knowledge, no third party is currently infringing, misappropriating or otherwise violating any Company Owned Intellectual Property.

(iv)                              Except as set forth on Schedule 3(p)(iv), neither (i) the Company Owned Intellectual Property, nor (ii) to the Company’s knowledge, any other material Company Intellectual Property, is subject to any Liens.

(v)                                 The Company or its Subsidiaries, as applicable, has taken all commercially reasonable actions to maintain the confidentiality of its trade secrets, confidential information and other proprietary rights.

(q)                                 Employee Benefit Plans.  None of the Company, its Subsidiaries, nor any ERISA Affiliate has or would be reasonably expected to have any liability with respect to any employee benefit plan, whether direct or indirect, absolute or contingent, which (i) is a “multiemployer plan” within the meaning of Section 3(37) of ERISA, or (ii) is subject to the funding requirements of Section 412 of the Code or Section 302 or Title IV of ERISA.  No material liability under Title IV of ERISA has been incurred by Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, and none of the assets of Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or pursuant to Section 430(k) of the Code or a violation of Section 436 of the Code.  “ERISA Affiliate” shall mean any entity (whether or not incorporated) other than the Company that, together with the Company or any Subsidiary, is considered under common control and treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.  No plan provides or other contract requires the Company or any Subsidiary to provide (or would require the Company or any Subsidiary to provide) for post-retirement medical, life insurance or other welfare-type benefits (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or under a similar applicable state law).

(r)                                    Affiliated Transactions.  Except as set forth on Schedule 3(r), no affiliate of the Company or any officer, director, member or manager, as applicable, of the Company or its Subsidiaries or any individual in such officer’s, director’s, member’s, or manager’s immediate family is a party to any material contract with the Company or its Subsidiaries or has any material interest in any material property used by the Company or its Subsidiaries.

(s)                                   Privacy and Security.  The Company and its Subsidiaries currently maintains policies, procedures and systems related to the privacy and security of all business, proprietary, individually identifiable, personal and any other private information, in compliance with U.S. federal and state laws, except  where the failure to comply would not have a material adverse effect.  Purchaser is complying with all current United States federal and state and foreign data privacy laws, except  where the failure to comply would not have a material adverse effect on the Company.

(t)                                    Beatport LLC.   Since March 15, 2013, (i) other than for changes related to preparations to reduce duplicative overhead costs and increasing marketing efforts, the Company has operated Beatport in the ordinary course of business consistent with the manner in which Beatport was operated prior to March 15, 2013 and (ii) Beatport has not (A) incurred any material obligations or liabilities, (B) breached or violated, or defaulted under, any material agreement or obligation to which it is a party or otherwise bound or (C) transferred any material portion of its assets to any third party.

(u)                                 Survival.  The representations, warranties, and agreements of the Company contained herein shall survive the execution and delivery of this Subscription Agreement and the sale of the Shares.

4.                                      Affirmative Covenants of the Company.

(a)                                 The Company covenants and agrees, beginning upon the date the Company executes this Subscription Agreement and ceasing immediately prior to the time the Securities and Exchange Commission (“SEC”) declares effective a registration statement on Form S-1 (the “Registration Statement”) in connection with a firm written public offering which registers the resale of the Company’s Common Stock or the sale by the Company of its Common Stock, in each case, including without limitation, the Shares (in either event, an “IPO”), as follows:

(i)                                     the Company shall use its commercial best efforts to qualify as an “emerging growth company”; and

(ii)                                  until the effective date of the IPO, the Company shall deliver to Purchasers, when available to management of the Company, (i) consolidated balance sheets and related statements of operations, shareholders’ equity and cash flows, as at the end of and for the applicable fiscal quarter; (ii) monthly consolidated statements of profits and losses; and (iii) copies of all Registration Statements and amendments thereto filed with the SEC, concurrent with such filings.

(b)                                 From and after March 15, 2014 (the “Redemption Date”), the Purchasers shall have the right to require the Company to pay to the Purchasers, in respect of any or all of the Shares (except those shares of Shares that have been registered in an IPO, registered in a Resale Registration (as defined below) following such IPO, or are eligible for resale under Rule 144 as of such date following such IPO) as specified by the Purchasers in a written notice (a “Sale Notice”) delivered to the Company (the number of Shares so specified in the Sale Notice, the “Redemption Shares”), an amount equal to Ten Dollars ($10.00) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to shares of Common Stock) multiplied by the number of Redemption Shares (the “Redemption Price”).  Upon delivery of the Sale Notice, (i) the  Purchasers shall deliver the Redemption Shares to the Company, and (ii) the Company shall promptly pay to (or as directed by) the Purchasers, by wire transfer of immediately available funds to the account or accounts specified by the Purchasers in the Sale Notice, the Redemption Price.  If the Redemption Price is not paid in accordance with the terms hereof within ten (10) Business Days following the Company’s receipt of the Sale Notice, then the Redemption Price shall be increased at a rate of 10% per annum (compounded quarterly) until the consummation of such transaction.

(c)                                  For the avoidance of doubt, the rights contemplated by Section 4(b) shall survive with respect to any portion of the Shares not registered for resale in, or concurrently with, the IPO, until the earlier to occur of (i) the date upon which such shares are registered in a Resale Registration, or (ii) such shares are eligible for resale under Rule 144.   Upon the exercise of the rights set forth in Section 4(b), the Company shall apply all of its assets to make the payments contemplated thereby and to no other corporate purpose, except to the extent prohibited by the DGCL.

(d)                                 The Company hereby covenants and agrees to (i) use commercially reasonable efforts to include the Shares in the IPO or concurrent Resale Registration, (ii) include the Shares in the IPO (or concurrent Resale Registration) on a pro rata basis with shares of Common Stock that have been transferred as consideration for other acquisitions by the Company, (iii) following the applicable Lock-Up (as defined below) period required by the managing underwriter of the IPO, use commercially reasonable efforts to file a registration statement with the SEC for the resale registration (“Resale Registration”) of any unregistered shares of Shares except those eligible for resale under Rule 144, (iv) use commercially reasonable efforts to cause the registration statement filed with respect to the proposed IPO (or Resale Registration, as applicable) to become effective promptly and to remain effective until the earlier of two years or until all shares of Shares registered thereunder have been disposed of by the Purchasers, (iv) furnish, as far in advance as possible but in no event less than five (5) Business Days before filing a registration statement in connection with the IPO (or Resale Registration, as applicable), a copy of the registration statement and prospectus relating thereto or any amendments or supplements relating to such registration statement or prospectus, to the Purchasers, and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Purchasers may reasonably propose, and the Company shall not file any such document to which any Purchaser objects in writing, unless in the reasonable judgment of the Company’s counsel such filing is necessary to comply with applicable law, (iv) promptly notify in writing the Purchasers of the receipt by the Company of any comments by or notifications from the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto, or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (v) furnish to each Purchaser such information as such Purchaser may reasonably request from time to time regarding the Company or the IPO, (vi) notify the Purchasers on a timely basis at any time when a prospectus relating to the Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of each Purchaser prepare and furnish to such Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and (vii) furnish to each Purchaser such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Purchaser may reasonably request in order to facilitate the public sale or other disposition of such Purchaser’s portion of the Shares, as applicable.  All expenses incurred in connection with the IPO or Resale Registration (including expenses incurred by any Purchaser in connection with the transactions contemplated by this Section 4) shall be borne and paid by the Company.  On the date on which the registration statement with respect to the IPO or Resale Registration is declared effective by the SEC, the Company shall promptly deliver a written notice to the Purchasers notifying the Purchasers that the registration statement with respect to the IPO or Resale Registration has been declared effective.  The Company hereby represents, warrants and covenants that the Purchasers shall have registration rights at least as favorable as the registration rights granted to any other holder of Secondary Shares.

(e)                                  If, in connection with the IPO, the Shares are required by the managing underwriter to be subject to a restriction on transfer for a specified period of time following the pricing of the IPO (a “Lock-Up”) then, the Company shall promptly deliver written notice to the Purchasers with respect to the terms of the Lock-Up (including a copy of any agreement to be entered into in connection with the Lock-Up); provided, however, that the Company shall not agree to any Lock-Up with respect to the Shares (and no Purchaser shall be required to enter into any Lock-Up with respect to any of the Shares), unless all other holders of Secondary Shares and senior management of the Company shall be subject to a Lock-Up of at least the same duration, and shall participate in the Lock-Up on the same terms, as the Purchasers.

(f)                                   Following an IPO, the Company shall use commercially reasonable efforts to comply with the “current public information” requirement of subsection (c) of Rule 144.  The Company shall cooperate with the Purchasers in providing information necessary to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of Rule 144.  For the purposes of this Section 4, the availability of Rule 144 for shares of Shares shall be as determined by the advice of counsel to the Purchasers.

(g)                                  The Company shall not, and shall cause its affiliates not to, (i) prior to the Closing, issue or make any public release or announcement with respect to the transactions contemplated hereby, or otherwise disclose any information relating to such transactions or include a description of such transactions or any of the terms of this Subscription Agreement in any public filing, in each case, without the prior written consent of the Purchasers, or (ii) enter into any agreement, including any credit agreement, or take any action that would, or would reasonably be expected to, impair the Company’s ability to comply with its obligations hereunder.

(h)                                 Notwithstanding anything contained herein to the contrary, if, prior to the date upon which all of the Shares are registered for resale in or concurrently with an IPO, registered in a Resale Registration following such IPO, or eligible for resale under Rule 144 following such IPO, the Company enters into an agreement for the acquisition by any third-party purchaser (or group of purchasers), directly or indirectly, of beneficial ownership of more than 50% of the voting power of the voting stock of the Company (including by merger or consolidation) or the sale of substantially all of the assets of the Company to a third-party in one or a series of related transactions, then the exercise of the rights set forth in Section 4(b) shall automatically accelerate and become exercisable by the Purchasers.

5.                                      Purchase Price Adjustment.  If the public offering price of the Common Stock in the IPO is less than $10.00 per share, then the Purchase Price shall be adjusted to account for such shortfall by way of an additional issuance of Common Stock in accordance with the terms of this Section 5.  In connection with any such adjustment to the Purchase Price, the Company shall issue additional shares to each Purchaser in an amount equal to (a) the quotient of the Purchase Price divided by the IPO price per share minus (b) the number of Shares issued pursuant to this Subscription Agreement.  Any fractional shares to be issued to a Purchaser pursuant this Section 5 shall be rounded up to the nearest full share.

6.                                      Confidentiality.  Each party, agrees that they will not disclose, or cause to be disclosed, the fact of the existence or contents of this Subscription Agreement, to any third Person other than (a) their attorneys, accountants, employees, affiliates and representatives, (b) as required by law, rule or regulation (including the Registration Statement), (c) as necessary to enforce this Subscription Agreement, or (d) in connection with capital raising efforts of the Company, provided, however, that nothing contained herein shall prohibit any Purchaser from disclosing such information (i) to representatives of such Purchaser who need to know such information to assist such Purchaser or its affiliates, (ii) in connection with financial or operating reports made available to the direct or indirect limited partners, investors, managers, members, representatives and advisors of such Purchaser or its affiliates, (iii) in compliance with the terms of the limited partnership or other organizational documents of such Purchaser or its affiliates, (iv) in connection with the marketing of investment funds managed or advised, directly or indirectly, by such Purchaser or its affiliates, so long as any Person to whom such information is disclosed pursuant to this clause agrees to maintain the confidentiality of such information, or (v) to any governmental authority or self-regulatory organization that has jurisdiction over such Purchaser or its affiliates or in any filings or applications made by such Purchaser or its affiliates to such governmental authority or self-regulatory organization.

7.                                      Notices. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number (a) if to the Company, at the address set forth above, or (b) if to Purchasers, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8).

8.                                      Counterparts.  This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts and each of such counterparts shall, for all purposes, constitute one agreement binding on all of the parties, notwithstanding that all parties are not signatories to the same counterpart.  Execution and/or delivery by facsimile or electronic means shall constitute an original signature for all purposes.

9.                                      Applicable Law. The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) shall govern all matters arising out of or relating to this Subscription Agreement, including its validity, interpretation, construction, performance and enforcement.  Any action or proceeding arising out of or relating to this Subscription Agreement must be brought in the courts of the State of New York, New York County, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York.  Each of the parties knowingly, voluntarily and irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT, OR ANY TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION AND FURTHER WAIVES ANY CLAIM BASED ON FORUM NON CONVENIENS.

10.                               Definitions.  When used in this Subscription Agreement, each of the terms and words set forth in this Section 10 shall have the meanings given below.

“Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banks in the State of New York are required and authorized by law to be closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“DGCL” shall mean the Delaware General Corporations Law, as amended.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Equity Interests” shall mean any capital stock or other equity interests issued by the Company, including any options, warrants or other securities or rights issued by the Company that are directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other equity interests of the Company.

“Non-management Holders” shall mean all holders of Equity Interests of the Company other than Robert F.X. Sillerman, his affiliates and employees of the Company and its direct or indirect affiliates.

“Person” shall mean any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, or governmental authority.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act or any successor rule.

“Secondary Shares” shall mean the Shares and any other shares of Common Stock that have been transferred as consideration in connection with acquisitions by the Company.

“Subsidiary” shall mean with respect to any Person, any corporation, partnership, association, limited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a partnership, association, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.  For purposes of this definition, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.  For the purposes of this definition, a Person or Persons shall also include all successors in interest.

“Tax” or “Taxes” shall mean all (a) taxes, charges, withholdings, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever in the nature of taxes imposed by any United States federal, state, local or foreign or other Taxing Authority (including those related to income, net income, gross income, receipts, capital, windfall profit, severance, property (real and personal), production, sales, goods and services, use, business and occupation, license, excise, registration, franchise, employment, payroll (including social security contributions), deductions at source, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, customs, duties, estimated, transaction, title, capital, paid-up capital, profits, premium, value added, recording, inventory and merchandise, business privilege, federal highway use, commercial rent tax, and any liability under unclaimed property, escheat, or similar laws), (b) interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with (i) any item described in clause (a) or (ii) the failure to comply with any requirement imposed with respect to any Tax Return, and (c) liability in respect of any items described in clause (a) and/or (b) payable by reason of contract (including any Tax Sharing Agreement), assumption, transferee, successor or similar liability, operation of law or otherwise.

“Tax Return” shall mean any return, declaration, form, report, claim, informational return (including all Forms 1099) or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

“Tax Sharing Agreement” shall mean any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract or arrangement, whether written or unwritten other than customary Tax indemnification or other arrangements contained in any credit or other commercial agreement the primary purpose of which does not relate to Taxes.

“Taxing Authority” shall mean, with respect to any Tax or Tax Return, the governmental authority that imposes such Tax or requires a person to file such Tax Return and the agency (if any) charged with the collection of such Tax or the administration of such Tax Return, in each case, for such governmental authority.

11.                               Disclosure Notices.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

12.                               Assignment.  Any assignment by either party of its rights and obligations under this Subscription Agreement shall require the prior written consent of the other party hereto; provided, however, that Purchasers may assign this Subscription Agreement to (x) any of their affiliates upon prior notice to the Company and  (y) any third party transferee of Shares so long as such transferee executes a counterpart to this Subscription Agreement agreeing to be bound by the terms hereof.

13.                               Group Status.  Nothing contained in this Subscription Agreement shall in any way be construed as Purchasers acting in concert or as a group with any other Person with respect to the purchase, disposition or voting of securities or otherwise.

14.                               Amendment.   This Subscription Agreement may only be amended pursuant to an instrument signed by the parties hereto.

15.                               Entire Agreement.  This Subscription Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter.  The parties hereto acknowledge and agree that this Subscription Agreement shall operate as a stand-alone agreement, and that neither party shall have the right (and if any such party has any such right, such party hereby waives such right) to assert any claims or seek any recourse (including by way of set-off) under this Subscription Agreement with respect to any claims arising out of or relating to any other agreement to which such parties are a party or are otherwise bound.

[Subscription Page Follows]

SUBSCRIPTION PAGE

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 1st day of April, 2013.

Shares being purchased:	1,000,000 shares
Purchase Price:	$10,000,000.00

TYPE OF OWNERSHIP (INITIAL ONE)

☒	PARTNERSHIP (Please include a copy of the statement of partnership agreement authorizing signature).	☐	TRUST (Please include name of trust, name of trustee, date trust was formed and copy of the trust agreement or other authorization)

☐	CORPORATION	☐	LIMITED LIABILITY COMPANY

☐	INDIVIDUAL	☐	OTHER (Please include type of entity below)

INSIGHT VENTURE PARTNERS V, L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Attorney in Fact

INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Attorney in Fact

INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

By:	Insight Venture Associates V, L.L.C., its General Partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Attorney in Fact

[Signature Page to Subscription Agreement]

Address:

680 Fifth Avenue, 8th Floor

New York, NY 10019

Attention:  Lawrence Handen

Fax:  (212) 230-9272

With a copy to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention:  Ilan S. Nissan and Paul N. Cicero

Fax:  (212) 355-3333

[Signature Page to Subscription Agreement]

COMPANY’S ACCEPTANCE

This Subscription Agreement is only accepted as so acknowledged in writing by the Company.

ACCEPTED as to 1,000,000 Shares:

SFX Entertainment, Inc.:

By:	/s/ Shelly Finkel
Name:	Shelly Finkel
Title:	President

Date:	April 1, 2013

[Signature Page to Subscription Agreement]

Annex I

Purchaser	Shares	Purchase Price
Insight Venture Partners V, L.P.	734,437	$7,344,370.00
Insight Venture Partners V (Employee Co-Investors), L.P.	43,187	$431,870.00
Insight Venture Partners (Cayman) V, L.P.	222,376	$2,223,760.00